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                                                                     EXHIBIT 5.1


         [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE APPEARS HERE]


                                February 5, 1997


                                                                      21921-0007



SEQUUS Pharmaceuticals, Inc.
960 Hamilton Court
Menlo Park, California 94025


                       Registration Statement on Form S-3
                       ----------------------------------


Ladies and Gentlemen:

     We have acted as counsel to SEQUUS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about February 6, 1997 (the "Registration Statement"), for the purposes of registering under the Securities Act of 1933, as amended, 1,150,000 shares of convertible exchangeable preferred stock (the "Preferred Stock"), including the shares of Common Stock issuable upon conversion of the Preferred Stock, the convertible subordinated debentures due 2007 issuable upon exchange of the Preferred Stock (the "Debentures"), and the shares of Common Stock issuable upon conversion of the Debentures, all as disclosed in the Registration Statement.

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

          (a) The Restated Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware as of February 4, 1997 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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SEQUUS Pharmaceuticals, Inc.
February 5, 1997                                                          Page 2


          (b) The By-laws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (c) Certifications by officers of the Company (i) as to all of the proceedings and actions of the Board of Directors of the Company relating to the issuance of the securities contemplated by the Registration Statement and (ii) as to certain other factual matters;

          (d)  The Registration Statement;

          (e) The Certificate of Powers, Designations, Preferences and Rights of the Preferred Stock included as Exhibit 3.2 to the Registration Statement (the "Certificate of Designation");

          (f) The form of Indenture included as Exhibit 4.2 to the Registration Statement (the "Indenture"); and

          (g) Certification by ChaseMellon Shareholder Services, transfer agent for the Company's Common Stock, as to certain factual matters.

          We have assumed that the number of shares of Common Stock issuable upon conversion of the Preferred Stock or the number of shares of Common Stock issuable upon conversion of the Debentures is less than 4,000,000, the number of shares of Common Stock of the Company that are currently authorized but not outstanding or otherwise reserved for issuance and that this number of shares of Common Stock will be available for issuance at the time of either such conversion.

          This opinion is limited to the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming (i) that the Certificate of Designation in substantially the form filed as an exhibit to the Registration Statement is filed with the Secretary of State of the State of Delaware prior to the issuance of the Preferred Stock, (ii) that the Company and the trustee under the
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SEQUUS Pharmaceuticals, Inc.
February 5, 1997                                                          Page 3

Indenture execute the Indenture in substantially the form filed as an exhibit to the Registration Statement prior to issuance of any Debentures, (iii) that the full consideration for each share of Preferred Stock as stated in the Registration Statement and the Certificate of Designation is paid, and (iv) that all applicable securities laws are complied with, it is our opinion that, when issued and sold by the Company, the Preferred Stock when issued in accordance with the Certificate of Designation, the shares of Common Stock when issued upon conversion of the Preferred Stock in accordance with the Certificate of Designation, the Debentures when issued upon exchange of the Preferred Stock in accordance with the Certificate of Designation and the Indenture and the shares of Common Stock when issued upon exchange of the Debentures in accordance with the terms of the Indenture will be legally issued, fully paid and nonassessable.

          This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,


                              HELLER EHRMAN WHITE & MCAULIFFE